Exhibit (r) (3)

         J.J.B. Hilliard, W.L. Lyons, Inc is an afilliate of PNC Bank Corp. It has adopted PNC Bank Corp's Code of Ethics.

         PNC CODE OF ETHICS

         INTRODUCTION

         The PNC Bank Code of Ethics ("Code") conveys key information to assist you in discharging your responsibilities on behalf of PNC Bank Corp. and its subsidiaries ("PNC Bank" or "PNC") in an ethical and legally proper manner.

         The PNC Code of Ethics (formerly known as the Guidelines for Corporate Conduct at PNC Bank) is based on the principles that PNC Bank believes in:

              o   We conduct business with the highest ethical standards;

              o   We obey the law;

              o   We follow the policies and procedures of PNC Bank;

              o   We maintain confidentiality;

              o   We have a work environment that is fair and bias-free; and

              o   We are honest and trustworthy.

         The Code applies to all employees and directors as well as to agents when acting on behalf of PNC. Certain provisions of the Code also apply to others (such as family members).

         Supervisors and managers should help their staff understand and apply the above principles and comply with the standards in the Code.

         The conduct of each of us reflects on our organization and affects how we are perceived. Whether inside or outside of work, your personal conduct should be an asset to PNC Bank.

         Use your good judgment, follow the standards set forth in the Code, and report your concerns as provided in the Code. By doing so, we can ensure that PNC Bank continues to stand for honesty, integrity and fairness.

         RESPONSIBILITIES AND STANDARDS OF CONDUCT

         1.00     RESPONSIBILITIES

         As part of your responsibilities, you must:

              o understand and comply with the Code, other PNC policies and procedures, and applicable laws and regulations;

              o provide the required notifications and obtain the necessary approvals in accordance with the Code; and

              o report any possible violations of the Code of which you are aware.

         You are not permitted to act in a way that violates the Code. Lines of business or departments may have supplemental policies or procedures with which employees also must comply.



         1.01     ADMINISTRATION

         The PNC Code of Ethics is administered by PNC's Director of Compliance or a designee (referred to in the Code as "Director of Compliance"). A PNC Code of Ethics Policy Committee ("Ethics Policy Committee") has been established to determine policy issues relating to the Code, oversee resolution of major ethical issues, and receive and review reports relating to the Code's administration.


         1.02     NOTIFICATIONS/APPROVALS

         You should become familiar with the following situations in the Code that require you to provide notification or obtain prior approval:


                                                                       CODE
         SITUATION                                                     SECTION
           Insider Trading                                             2.02
           Corporate Property                                          2.04
           Inventions                                                  2.04
           Conflicts of Interest                                       2.05
           Gifts and Entertainment                                     2.05.1
           Gifts to Public Officials                                   2.05.2
           Inheritances; Fiduciary Compensation
             and Fees for Personal Services                            2.05.7
           Outside Activities                                          2.05.9
           Other Employment                                            2.05.9a
           Officer or Directorships                                    2.05.9b/
                                                                       Exhibit 7
           Public Office                                               2.05.10
           Expert Witnesses                                            2.05.11
           Antitrust                                                   2.07
           Fair Competition                                            2.08
           Political Contributions                                     2.10



         You can provide notification or obtain approval either (i) by contacting the Director of Compliance or (ii) through submission of the Code of Ethics Notification/Approval Form ("Notification/Approval Form")to your supervisor and market Human Resources ("HR") representative, as designated in the Code. A sample of the Notification/Approval Form is attached as Exhibit 1; the form is available from your Human Resources Department. If employees have any questions regarding how to provide notification or obtain approval, they should contact their market HR representative. Directors and agents should contact the Director of Compliance regarding notifications or approvals, questions or any other matters under the Code.

         1.03     REPORTING PROCEDURES

         Reports of any possible violations of the Code, including dishonest or fraudulent acts, or questions or concerns regarding matters covered by the Code, should be made immediately to any of the following people:

              o   your supervisor;

              o   your market HR representative;

              o   the Security Services representative;

              o   the Director of Compliance; or

              o   the General Counsel.

         You have been provided with several alternative people to whom you can report a possible violation so that you can choose a person with whom you feel comfortable. You may make an anonymous report if you wish.

         Note: Any supervisor who receives a report of a possible violation should refer it immediately to the market HR representative, the Security Services representative, the Director of Compliance, or the General Counsel.

         When you report a possible violation, you will be protected from any employment discrimination, retaliation, or retribution for good faith reporting.


         1.04     KEY CONTACTS

         Market HR representatives, the Security Services representative, the Director of Compliance, the General Counsel and others referenced in the Code are Key Contacts to assist you on Code matters for PNC Bank. Their telephone numbers can be found in the Key Contacts and Reference Guide attached as an Addendum to the Code or on the PNC intranet.


         1.05     EXCEPTIONS/QUESTIONS

         Exceptions to the Code and certain approvals will need to be made by the Ethics Policy Committee. If you would like to ask for an exception or have a question about any part of the Code, you should first discuss it with your supervisor and your market HR representative who will process your request, or you may contact the Director of Compliance. The Director of Compliance, as appropriate, will present requests for exceptions or approvals to the Ethics Policy Committee.



         1.06     ENFORCEMENT

         If an employee violates the Code, PNC policies and procedures or any applicable laws or regulations, the employee may be subject to disciplinary action, which may include termination of employment. Violation of laws could also result in legal proceedings and penalties, including, in some circumstances, criminal penalties.

         You are required to cooperate fully with investigations, audits, monitoring procedures, and other inquiries regarding Code matters, including requests to provide documentation. Refusal to comply may result in disciplinary action, which may include termination of employment.


         1.07     WRITTEN ACKNOWLEDGEMENT

         When you are hired, and at certain times during your employment, you will be required to sign a written acknowledgment certifying that you have received, have read, understand, and will comply with the Code. Refusal to complete the acknowledgment may result in disciplinary action, which may include termination of employment.



2.00     STANDARDS OF CONDUCT

         The following are standards of conduct for some specific issues that may arise in our business. We may amend or change these standards from time to time.


2.01     CONFIDENTIALITY

         FUNDAMENTAL PRINCIPLE

         Confidentiality is a fundamental principle in PNC Bank's business. You may deal with confidential, non-public information concerning PNC Bank, its clients, shareholders, employees and suppliers. You must protect all confidential information from unauthorized disclosure.

         DEFINITIONS

         The term "confidential information" includes, but is not limited to:

              o   PNC's business information, records, activities and plans;

              o The identity, business information, records, activities and plans of clients and prospective clients;

              o the identity of, or information relating to, merger and acquisition candidates;

              o   PNC's sources of supply, sales methods and sales proposals;

              o PNC's computer programs, system documentation, special hardware, product hardware, software and technology developments;

              o manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, or other confidential or proprietary information belonging to PNC or related to PNC's affairs;

              o security information such as passwords, personal identification numbers (PIN's), and electronic keys;

              o   reports written to and by regulatory agencies; and

              o any additional confidential information described in PNC's Insider Trading Policy (attached as Exhibit 2).

         YOUR RESPONSIBILITIES

         Your responsibilities with regard to confidential information are:

              o You must not disclose confidential information to any person within PNC, unless that person has a need to know such information in connection with his or her employment responsibilities.

              o You must not disclose confidential information to anyone outside of PNC, unless:

                  o such person is employed by an outside firm (i.e., a law, accounting or other firm) retained by PNC and that person needs to know the information in connection with the service to be provided by the firm to PNC;

                  o pursuant to proper legal process or regulation. (PNC's Legal Department has written guidelines for handling legal process. If you receive a request for confidential information, or subpoena or other legal process, you must immediately inform your supervisor who will contact the Legal Department.); or

                  o the individual or organization to which the information relates gives written consent, and release of the information is approved by the Legal Department.

              o You must never use confidential information for personal financial gain or to compete with PNC.

              o You must keep in a secure way all files, records, or inquiries regarding clients and employees, and other records that contain confidential information.

              o You must keep all identification and access codes, security equipment, security programs, and security procedures confidential.

              o You must avoid discussing confidential information in public places (for example, elevators, restaurants or at social events).

              o You must avoid discussing confidential information on cellular or car phones.

              o You must be sensitive to whether information is confidential when using E-mail, or facsimile machines.

              o You must not disclose confidential information, whether it is in written form or in your memory, even after you leave your employment or position with PNC.

         In addition, you must comply with all other PNC policies and procedures relating to confidentiality, including those that have been adopted for your line of business or department. All employees should also become familiar with and follow the standards relating to confidentiality of information set forth in the Information Security Policy Manual, available on the PNC Intranet and from Information Security.



2.02     INSIDER TRADING

         PNC has adopted an Insider Trading Policy which is attached as Exhibit 2 to this Code. You should become familiar with the requirements of the Policy and must comply with its rules and standards.

2.03     CLIENTS' PROPERTY

         FUNDAMENTAL PRINCIPLE

         You must maintain the highest standards of honesty and integrity in handling clients' money and other property. You are not permitted to make unauthorized use of any client's money or property.


2.04     CORPORATE PROPERTY

         FUNDAMENTAL PRINCIPLE

         Corporate property may be used and removed from PNC premises only for business purposes, UNLESS APPROVED BY YOUR SUPERVISOR, or in accordance with policies adopted by the Board of Directors of PNC or a committee of the Board.

         Corporate property includes, but is not limited to:

              information;

              files;

              products;

              office supplies and furnishings;

              services;

              automobiles;

              technologies;

              concepts;

              client lists;

              policies and procedures manuals;

              computer and other equipment, such as facsimile machines;

              computer data bases, programs and software;

              data processing systems;

              voice mail;

              E-Mail; and

              any other electronic messaging systems or information about PNC's business.

         INSPECTIONS

         Corporate property and personal possessions that you may bring onto PNC premises are subject to inspection.

         INVENTIONS

         If you invent something, make a discovery, improve something or write something during your employment which is related to PNC's business or activities, you are required to:

              o   DISCLOSE YOUR WORK TO YOUR SUPERVISOR;

              o   assign any rights to the work to PNC, if appropriate; and

              o assist PNC, either during or after your employment, in getting the use and benefits of the work, including anything necessary for PNC to get a patent or copyright or obtain other protection for the work.



2.05     CONFLICTS OF INTEREST

         FUNDAMENTAL PRINCIPLE

         You owe PNC Bank and its clients undivided loyalty. You should not have an interest that conflicts with, or may reasonably appear to conflict with PNC Bank or its clients, unless approved as set forth in this Code.

         DEFINITION

         A conflict of interest exists when:

              o you engage in a personal activity or have a personal interest that may influence your decisions when acting for PNC or that may be at odds with PNC's interests; or

              o you use your position with PNC or use PNC's confidential information to benefit yourself rather than PNC.

         A conflict of interest may be based on your financial, business, family or other personal relationships with clients, suppliers, competitors or others, or on some other factor.

         APPEARANCE OF CONFLICT

         The appearance of a conflict can be as damaging as an actual conflict and can erode trust and confidence in PNC. When faced with a situation involving a potential conflict of interest, you should ask yourself whether public disclosure of the matter would embarrass PNC or lead an outside observer to believe a conflict exists.

         DISCLOSURE REQUIREMENTS

         YOU MUST DISCLOSE IN WRITING TO YOUR SUPERVISOR AND YOUR MARKET HR REPRESENTATIVE ALL KNOWN OR POTENTIAL CONFLICTS OF INTEREST BY SUBMITTING A NOTIFICATION/APPROVAL FORM. The Director of Compliance should be contacted on how to handle a situation, if necessary.

         ILLUSTRATIONS

         Some illustrations of areas where potential conflicts of interests could occur and PNC's policies are:

         2.05.1 GIFTS AND ENTERTAINMENT

         FUNDAMENTAL PRINCIPLE

         You may not ask for or accept a gift or anything of value from anyone (before or after a transaction is discussed or concluded or a business decision is made) if you intend to be influenced or rewarded, or you believe the giver intends to exert influence, in connection with any business decision or transaction involving PNC. Where this is not the case, under certain circumstances, you may accept gifts or something of value from someone doing or seeking to do business with PNC. Examples of such circumstances are:

         PERMISSIBLE GIFTS

              o accepting a gift that is based on obvious family or personal relationships (such as between you and your parents, children, spouse or close friend) and it is clear that the gift is being accepted because of the relationship rather than any PNC business;

              o letting someone else occasionally pay for meals, refreshments, travel arrangements, accommodations, or entertainment to discuss business or foster business relationships if the expense is of reasonable value. In general, such items are of "reasonable value" if they involve a level of expense that customarily would be reimbursed by PNC as a reasonable business expense if not paid for by the other party;

              o accepting loans from other banks or financial institutions on normal terms to finance usual activities, such as home mortgage loans, except where prohibited by law;

              o occasionally accepting advertising or promotional material having a value not in excess of $100, such as pens, pencils, note pads, key chains, calendars and similar items;

              o accepting discounts or rebates on merchandise or services that is not more than those available to other clients;

              o accepting gifts having a value not in excess of $100 that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday, birthday, or bar or bat mitzvah; and

              o accepting civic, charitable, educational or religious organizational awards for recognition of service and accomplishment.

         DISCLOSURE REQUIREMENTS

         You must make every effort to refuse or return a gift or something of value that goes beyond those permissible circumstances listed above. IN THE FOLLOWING CIRCUMSTANCES, YOU MUST PROMPTLY NOTIFY YOUR SUPERVISOR AND MARKET HR REPRESENTATIVE, OR THE DIRECTOR OF COMPLIANCE, TO DISCUSS HOW TO HANDLE THE SITUATION:

              o if you are offered a gift or something of value that goes beyond those permissible circumstances above and you cannot refuse or return it; or

              o you have any doubts about whether it is permissible to accept a gift or something of value.

         Only the Ethics Policy Committee can give approval to accept a gift or something of value outside of the permissible circumstances listed above.

         YOU CAN PROVIDE NOTIFICATION OR OBTAIN APPROVAL BY SUBMITTING THE NOTIFICATION/ APPROVAL FORM TO YOUR SUPERVISOR AND MARKET HR REPRESENTATIVE, OR YOU MAY CONTACT THE DIRECTOR OF COMPLIANCE.

         GIVING GIFTS

         The above standards for accepting gifts also apply to giving gifts, except that giving gifts to public officials is addressed separately in the next section.



         2.05.2   GIFTS TO PUBLIC OFFICIALS

         MONETARY GIFTS PROHIBITED

         You may not give a gift of money to a public official, except for legitimate personal campaign contributions to candidates for public office. (Certain employees must obtain prior written approval before making political contributions. See Section 2.10)

         GIFTS OF VALUE TO INFLUENCE PARTICULAR ACTS PROHIBITED

         You may not give anything of value (including, for example, gifts, meals, recreation, entertainment, flowers, transportation, lodging or sporting event tickets, which will be referred to in this section as "gifts") to a public official for the purpose of influencing a particular act by the official or his or her agency.

         LIMITATIONS ON OTHER TYPES OF GIFTS

         Limitations on giving items of value are discussed below with respect to different types of public officials with whom PNC employees are likely to have contact. These limitations, which should be interpreted as applying also to the spouse or family members of the public official, do not apply to gifts based on obvious family or close personal relationships.

         LIMITATIONS FOR DIFFERENT TYPES OF PUBLIC OFFICIALS

              o FEDERAL OFFICIALS -- Gifts of over $20 in value may not be offered to officials in the executive branch of the federal government ("executive branch official"). For example, the value of an executive branch official's meal paid for by PNC may not be greater than $20. If all of the gifts to an executive branch official are added together in any calendar year, they may not be greater than $50. ANY GIFT TO AN EXECUTIVE BRANCH OFFICIAL MUST RECEIVE ADVANCE WRITTEN APPROVAL FROM THE DIRECTOR OF COMPLIANCE SO THAT THE $50 LIMIT CAN BE MONITORED. ADVANCE APPROVAL OF EACH GIFT, REGARDLESS OF AMOUNT, IS IMPORTANT BECAUSE ---- GIFTS GIVEN BY ALL PNC OFFICERS TO ONE EXECUTIVE BRANCH OFFICIAL WILL BE AGGREGATED.

                  Members of Congress and Congressional staff are subject to restrictions on gifts they may accept. ANY GIFT TO A MEMBER OF CONGRESS OR TO CONGRESSIONAL STAFF MEMBERS MUST RECEIVE ADVANCE WRITTEN APPROVAL FROM THE DIRECTOR OF COMPLIANCE.

              o PENNSYLVANIA STATE OFFICIALS -- Gifts of more than nominal value may not be offered to officials in the executive branch of Pennsylvania government. Although nominal value does not have a specific dollar limit, you should be guided by the principles set forth in Section 2.05.1 above concerning PNC employees' receipt of gifts. ANY GIFT TO A PENNSYLVANIA STATE OFFICIAL MUST RECEIVE ADVANCE WRITTEN APPROVAL FROM THE DIRECTOR OF COMPLIANCE SO THAT REPORTING REQUIREMENTS IMPOSED BY THE LOBBYING DISCLOSURE ACT MAY BE SATISFIED.

              o PENNSYLVANIA COUNTY OFFICIALS -- In counties in which PNC employees are likely to have significant activity, the rules for Pennsylvania state officials apply, except as follows. In Erie County, all gifts -D even of nominal value -D are prohibited. In Philadelphia County, the aggregate value of gifts may not exceed $100 annually. However, in Philadelphia County, gifts of food and beverage consumed at an event or meeting at which the official is attending are not restricted as to dollar amount and do not count against the aggregate annual limit.

              o KENTUCKY STATE AND JEFFERSON COUNTY OFFICIALS -- Gifts, even of nominal value, may not be given to Kentucky state officials. Gifts to Jefferson County officials are prohibited if they are based on an understanding that they are given for the purpose of influencing the officer, directly or indirectly, in the discharge of his/her official duties.

              o OHIO STATE AND COUNTY OFFICIALS -- Gifts of more than $20 in value may not be offered to Ohio state or county officials. Gifts of $20 or less in value (for example, business lunches) may not be offered on a regular basis.

              o DELAWARE STATE AND NEW CASTLE COUNTY OFFICIALS -- Gifts of more than nominal value may not be offered to officials in the executive branch of Delaware government. Although nominal value does not have a specific dollar limit, you should be guided by the principles set forth in Section 2.05.1 above concerning PNC employees' receipt of gifts.

              o MASSACHUSETTS STATE AND COUNTY OFFICIALS -- Gifts of $50 or more may not be offered to Massachusetts state, county or municipal officials. Gifts of less than $50 in value (for example, business lunches) may not be offered on a regular basis or in a pattern.

              o NEW JERSEY STATE OFFICIALS -- Gifts, even of nominal value, may not be given to officials in the executive branch of New Jersey government.

              o INDIANA STATE OFFICIALS -- Gifts of more than $25 in value may not be offered to officials in the executive branch of Indiana government; in certain cases, the official may be required to obtain written approval from a designated state official before accepting the gift.

         In preparing this section, the laws and regulations of only the states and counties which are referred to above were reviewed. Check with the Director of Compliance before offering gifts to other public officials.

         The restrictions discussed above apply to gifts given to public officials directly or indirectly (for example, through another person).

         QUESTIONS

         IF YOU HAVE DOUBTS ABOUT WHETHER A GIFT TO A PUBLIC OFFICIAL IS ALLOWED UNDER THE CODE, YOU SHOULD EITHER NOT GIVE THE GIFT OR YOU SHOULD CONTACT THE DIRECTOR OF COMPLIANCE FOR AN INTERPRETATION OR TO OBTAIN APPROVAL FROM THE ETHICS POLICY COMMITTEE.



         2.05.3   BORROWING FROM CLIENTS OR SUPPLIERS/LENDING

         FUNDAMENTAL PRINCIPLE

         Employees cannot accept a loan from clients, suppliers or any other business contact of PNC unless the client, supplier or business contact is an immediate family member, or:

              o the loan is given by those who lend money in the usual course of their business; and

              o then only in accordance with the law and on terms offered to others who have similar credit standing, without special arrangements on interest rates, security, repayment terms and other conditions.

         ADDITIONAL RESTRICTIONS

         Employees must not lend personal funds to, or cosign, endorse, or guarantee, or otherwise assume responsibility for the borrowing of any client, supplier or any other business contact of PNC unless the client, supplier or business contact is an immediate family member.



         2.05.4   SELF-DEALING

         Self-dealing means using your employment or position for personal gain. Whether you are acting individually, through a business, or in a fiduciary capacity (a position of trust for another person), you are prohibited from self-dealing.

         PROHIBITIONS

              o You may not accept from someone either doing business or trying to do business with PNC a business opportunity that is not available to other people on similar terms, or that is made available to you because of your position with PNC.

              o You may not take for yourself a business opportunity that belongs to PNC Bank. An opportunity belongs to PNC when the company has pursued the opportunity, it has been offered to PNC, it is the kind of business PNC competes in, PNC has funded it, or PNC has devoted time, facilities, personnel, or other corporate resources to develop it.



         2.05.5   SALES/PURCHASES OF PROPERTY SERVICES TO/FROM EMPLOYEES

         You may not purchase property or services from PNC other than products or services offered:

              o   to the general public; and

              o on terms that are available to all employees or similarly situated clients.

         Further, you may not sell any property or services to PNC.



         2.05.6   DEALING WITH SUPPLIERS

         MERIT BASED AWARDS

         Awards of orders, contracts and commitments for goods and services should always be made in the best interests of PNC. In your dealings with suppliers, you may not request or accept any kick-backs or other inducements.

         2.05.7 INHERITANCES; FIDUCIARY COMPENSATION AND FEES FOR PERSONAL SERVICES

         FUNDAMENTAL PRINCIPLE

         Neither you nor any member of your immediate family may accept any inheritance from any PNC client or the immediate family of any PNC client, unless the person giving you the inheritance is your relative or a relative of someone in your immediate family (through blood, marriage or adoption).

         APPLICATION OF RULE

         This rule applies only if the relationship between the client and you or your immediate family was established through your employment or position with PNC.

         PROHIBITED APPOINTMENTS

         Also, neither you nor any member of your immediate family may accept appointment as:

              o   executor;

              o   administrator;

              o   personal representative;

              o   attorney-in-fact;

              o   guardian;

              o   custodian under any Uniform Transfer or Gifts to Minors Act;
                  or

              o   Trustee

         for any PNC client or the immediate family of any PNC client if the relationship between that person and you or your immediate family was established through your employment or position with PNC and you are to be compensated for the appointment through payment of fees or otherwise.

         IF THE APPOINTMENT IS TO BE UNCOMPENSATED, YOU MUST RECEIVE PRIOR APPROVAL FROM THE ETHICS POLICY COMMITTEE. YOU SHOULD CONTACT THE DIRECTOR OF COMPLIANCE TO OBTAIN APPROVAL.

         CLIENT RELATIONS

         If you have advance knowledge of any inheritance or appointment that may violate this rule, you must try to discourage the client from making the gift or appointment. YOU MUST ALSO NOTIFY THE DIRECTOR OF COMPLIANCE.



         2.05.8   USE OF POSITION OR AUTHORITY

         FUNDAMENTAL PRINCIPLES

         You may not act on behalf of PNC in any transaction involving a member of your immediate family or in any situation where you or a member of your immediate family has a personal or financial interest. You also may not act on behalf of PNC in connection with an organization with which you or a member of your immediate family is associated or has a personal or financial interest.

         NOTE: THIS SECTION DOES NOT APPLY TO YOUR ACTIONS RELATED TO PUBLICLY HELD PNC SUBSIDIARIES IN WHICH YOU OWN STOCK WHERE YOUR ACQUISITION OF THE STOCK WAS APPROVED BY THE ETHICS POLICY COMMITTEE OR PNC'S BOARD OF DIRECTORS AND YOU COMPLY WITH THE STOCK OWNERSHIP POLICY ADOPTED BY THE ETHICS POLICY COMMITTEE WHICH IS ATTACHED TO THIS POLICY AS EXHIBIT #6.

         2.05.9   OUTSIDE ACTIVITIES

         LIMITS ON OUTSIDE ACTIVITIES

         PNC encourages employees to participate in charitable or community activities outside of the company. These activities must not interfere with your ability to meet your employment responsibilities nor cause harm to PNC's reputation in the community or business interests.

         Some typical examples of outside activities are described below:

         A.       OTHER EMPLOYMENT

                  RESTRICTIONS ON OUTSIDE EMPLOYMENT/POSITIONS

                  You may not have any outside employment with a competitor or hold a position with a competitor while an employee of PNC. Nor may you be self-employed in competition with PNC.

                  In addition, you may not engage in any outside employment (including self-employment) or hold any position which PNC determines may interfere with your PNC employment responsibilities. PNC may also determine that you are legally prohibited from or restricted in such outside employment while an employee of PNC, such as in the securities industry. You should be aware of your department's supplemental policies and procedures in this regard, if any.


                  NOTIFICATION/APPROVAL

                  ALL OUTSIDE EMPLOYMENT (INCLUDING SELF-EMPLOYMENT) FOR PNC EMPLOYEES MUST BE APPROVED IN ADVANCE AND IN WRITING BY SUBMITTING THE NOTIFICATION/APPROVAL FORM TO YOUR SUPERVISOR AND YOUR MARKET HR REPRESENTATIVE.

                  In some instances where approval to engage in outside employment has been given, it may be necessary to revisit the issue. In particular, where PNC determines that the outside activity is interfering with your PNC responsibilities, or where PNC determines that the outside activity or position is in competition with PNC, authorization to continue such outside employment or in such position may be withdrawn.

         B.       OFFICER OR DIRECTORSHIPS
                  IMPORTANCE TO PNC

                  PNC has adopted a Policy for Employees Holding Director and Officer Positions in Outside Profit and Non-Profit Organizations which is attached as Exhibit #7 to the Code. You must become familiar and comply with this Policy.



         2.05.10  PUBLIC OFFICE

         GUIDELINES

         PNC has adopted a Public Office Policy which is attached as Exhibit #8 to this Code. You must become familiar and comply with this Policy.

         Except for lobbyists and other officers authorized to act on behalf of PNC, employees participating in political activities do so as individuals and not AT THE REQUEST OF or as representatives of PNC.



         2.05.11  EXPERT WITNESSES

         HANDLING REQUEST TO SERVE

         You may be asked to serve as an expert witness or to provide technical assistance in litigation or other proceedings not involving PNC. These activities generally take a lot of time and may be in conflict with PNC's policies and practices or with positions PNC has taken in other lawsuits. FOR THESE REASONS, IF YOU ARE ASKED TO SERVE AS AN EXPERT WITNESS OR PROVIDE TECHNICAL ASSISTANCE FOR A PARTY OTHER THAN PNC, YOU MUST RECEIVE ADVANCE WRITTEN APPROVAL. YOU SHOULD SUBMIT THE NOTIFICATION/APPROVAL FORM TO YOUR SUPERVISOR AND MARKET HR REPRESENTATIVE TO REQUEST SUCH APPROVAL.



         2.05.12  INSIDER LENDING

         REGULATORY REQUIREMENTS

         No PNC bank, under the requirements of Regulation O, may extend credit on preferential terms to:

              o   any of PNC's directors or executive officers; or

              o   any related interest of these individuals.

         REVIEWING REGULATION O POLICY

         PNC has adopted a Regulation O Policy to implement the provisions of the regulation in all PNC markets. You should contact your Compliance Department representative to obtain a copy of the policy if applicable to your line of business or department.



         2.05.13 INTEREST ON DEPOSITS OF DIRECTORS, OFFICERS, ATTORNEYS AND EMPLOYEES

         FUNDAMENTAL PRINCIPLE

         PNC Banks are not permitted to pay any of their directors, officers, attorneys or employees a greater rate of interest on their deposits than that paid to other depositors on similar deposits with such bank.



         2.05.14 SALES/PURCHASES OF PROPERTY AND SERVICES TO/FROM NON-OFFICER DIRECTORS

         Unless pre-approved by a majority of disinterested members of the Board of Directors of PNC Bank Corp. or the appropriate subsidiary PNC Bank, non- officer directors and their firms may not:

              o purchase property or services from PNC unless such property or services are offered in the regular course of PNC's business, and on terms not more favorable to the director or his or her firm than those offered to other similarly situated clients who are not directors; or

              o sell any property or services to PNC other than property or services that are sold in the regular course of the director's (or firm's) business and are sold upon terms not less favorable to PNC than those offered to similarly situated clients of the director (or firm).



2.06     DISCRIMINATION, BIAS AND HARASSMENT


         2.06.1   EQUAL EMPLOYMENT OPPORTUNITY POLICY

         It is the policy of PNC affirmatively to implement equal opportunity for all qualified applicants and existing employees without regard to race, religion, color, national origin, sex, age (over 40), disability, status as a Vietnam-era veteran or any other basis which would be in violation of any applicable ordinance or law. All personnel actions, including recruitment, selection, hiring, training, transfer, promotion, termination, compensation and benefits conform to this policy.

         A copy of the full Equal Employment Opportunity (EEO) policy may be obtained from your market HR representative.

         WHAT TO DO

         If you believe you have been denied equal employment opportunity because of discrimination, bias or harassment, you should report it to your supervisor or market HR representative or you may contact the Director of Compliance or the General Counsel. You will be protected from any employment discrimination, retaliation or retribution for good faith reporting.



         2.06.2   BIAS AND HARASSMENT

         You are entitled to a work environment free of racial, sexual, ethnic, and religious bias and harassment. Racial, sexual, ethnic or religious jokes or comments are subject to individual interpretation and may be offensive to some employees. Intimidation, coercion and threats, or actions leading to bodily harm are also unacceptable.



         2.06.3   SEXUAL HARASSMENT

         DEFINITION

         Sexual harassment is any unwelcome conduct of a sexual nature that is sufficiently severe or pervasive so as to unreasonably interfere with an individual's work performance or create an intimidating, hostile or offensive working environment.

         FORMS OF SEXUAL HARASSMENT

         Sexual harassment can take various forms, including:

              o verbal (for example, sexual innuendo, sexual propositions, threats, suggestive or insulting comments or sounds and jokes of a sexual nature);

              o non-verbal (sexually suggestive pictures or objects, graphic commentaries and obscene gestures); and

              o   physical (unwelcome physical contact).

         CRITERIA OF SEXUAL HARASSMENT

         Any one or a combination of three basic criteria determines whether conduct is sexual harassment:

              o If you are required to submit to the conduct as either an express or implied qualification for a job or a requirement of your employment relationship;

              o If submission to, or rejection of, the conduct is used as a basis for employment decisions affecting you; or

              o If the conduct has the purpose or effect of unreasonably interfering with your work performance, or creating an intimidating, hostile or offensive working environment.

         COMPLIANCE REQUIREMENT

         Sexual harassment by a manager/supervisor, or other employee, or client, supplier or visitor will not be tolerated within PNC. All employees must comply with this policy and take appropriate measures to ensure that sexual harassment does not occur.

         WHAT TO DO

         If you are confronted with actions that may be sexual harassment, you should report it to your supervisor or your market HR representative, or you may contact the Director of Compliance or the General Counsel.



         2.07     ANTITRUST

         WHAT ARE THE ANTITRUST LAWS?

         You must obey the antitrust laws. The antitrust laws, which contain criminal and civil penalties, prohibit unfair methods of competition and agreements that restrain the way companies compete. The antitrust laws are most often enforced against agreements between separate businesses (for example, agreements between PNC and other companies) that limit competition. These agreements need not be in writing to raise a concern.

         As a general matter, all of PNC strategies and other decisions should be made independently, without consultation with PNC's competitors. You may not enter into any of the following three types of arrangements or agreements:

         TYPES OF ARRANGEMENTS

         o PRICE-FIXING AGREEMENTS are agreements with competitors about the prices, terms, or conditions to be charged clients. To avoid even an allegation of price fixing, you should not discuss our prices, terms or conditions with a competitor, except as noted below.

              NOTE: WHERE WE ARE OPENLY WORKING JOINTLY WITH OUR COMPETITORS TO PROVIDE A LOAN OR OTHER PRODUCT OR SERVICE TO A CLIENT (FOR EXAMPLE, LOAN SYNDICATIONS), AGREEMENTS WITH SUCH COMPETITORS ON THE PRICE TO BE CHARGED TO THE CLIENT GENERALLY DO NOT CONSTITUTE PRICE FIXING. YOU SHOULD ONLY ENTER INTO SUCH AGREEMENTS IF WE HAVE LEGITIMATE BUSINESS REASONS FOR WORKING JOINTLY WITH OUR COMPETITORS RATHER THAN PROVIDING THE PRODUCT OR SERVICE ON OUR OWN (FOR EXAMPLE, IN LOAN SYNDICATIONS, BECAUSE OF UNDUE CREDIT RISK TO PNC).

         o GROUP BOYCOTT AGREEMENTS are agreements among two or more companies to "boycott" or otherwise not do business with another company.

         o MARKET, CLIENT, TERRITORY OR LOCATION ALLOCATION AGREEMENTS AMONG COMPETITORS are agreements with competitors not to compete in a particular line of business or product, not to "poach" competitors' clients, or not to compete in a particular geographic area.

         Because the following arrangements may raise antitrust concerns under certain circumstances, you should consult with the General Counsel before entering into any of them:

         o TYING ARRANGEMENTS arise when a seller has a product or service buyers need, and requires buyers of that product or service to purchase a second product or service from the seller.

              o Banking laws also prohibit certain ties. PNC Bank has adopted a Policy Statement on Product Tying Restrictions that you can obtain from your Compliance Department representative.

                  NOTE: MOST TYING ARRANGEMENTS THAT ARE LONG ESTABLISHED IN BANKING (SUCH AS COMPENSATING BALANCES) THAT FACILITATE REASONABLE ARRANGEMENTS INTENDED TO ASSURE THE SOUNDNESS OF CREDIT DO NOT POSE A PROBLEM UNDER EITHER THE BANKING OR ANTITRUST LAWS.


              o PREDATORY PRICING is pricing at an unfairly low price for the purpose of driving all competitors out of the marketplace to reap the benefits of higher prices after the competitors are gone.

              o EXCLUSIVE DEALING involves agreements to do business with one supplier or client that preclude PNC from doing business with other suppliers or clients. You should consult with the Director of Compliance if PNC's purchases or sales account for a substantial portion of the market for the product or service being purchased or sold.

              o RECIPROCITY involves a company conditioning the purchase of products or services from suppliers on those suppliers' purchases of services from the company.

         OTHER INSTANCES IN WHICH YOU SHOULD CONSULT WITH THE GENERAL COUNSEL

         You should always consult the General Counsel:

              o before a PNC unit that you manage merges with or acquires another company (including a division of another company or substantial assets of another company outside of the ordinary course of business); or

              o if you believe that any activity that may be undertaken by PNC could be viewed as restraining fair or open competition, or if you have any questions about whether any such activities may fall within any of the categories of conduct described above.

         2.08     FAIR COMPETITION

         FUNDAMENTAL PRINCIPLE

         PNC Bank expects you to engage in vigorous, but fair competition with our competitors. Unfair ways to compete are not permitted. For example, you must never direct or encourage any applicant or new employee to violate any contractual or legal obligations to a former employer, such as a responsibility to protect confidential business information, technical information or trade secrets.

         REQUIREMENTS

         ALSO, YOU ARE REQUIRED TO NOTIFY YOUR SUPERVISOR AND MARKET HR REPRESENTATIVE BY SUBMITTING A NOTIFICATION/APPROVAL FORM IF YOU HAVE ANY OBLIGATIONS THAT MAY INTERFERE WITH YOUR ABILITY TO PERFORM YOUR JOB DUTIES AT PNC BANK. THESE OBLIGATIONS MAY INCLUDE AN AGREEMENT WITH A FORMER EMPLOYER, BUSINESS PARTNER OR OTHER PERSON OR ENTITY THAT
         SAYS:

              o you may not compete with them for a certain time or in a specific location;

              o you may not ask their employees if they are interested in working for PNC;

              o   you may not ask their clients to do business with PNC;

              o you may not take work-related inventions, developments, or writings to use at another business or place of employment;

              o you may be limited in your use of trade secrets, business information, materials, training or techniques that you learned there; or

              o you may have to notify them of any new employment or business venture.



2.09     PERSONAL RESPONSIBILITIES OF EMPLOYEES


         2.09.1   DRUG ABUSE

         DRUG-FREE WORKPLACE

         PNC Bank is committed to promoting and maintaining a drug-free workplace. The illegal use of drugs interferes with effective and safe job performance. For this reason, PNC Bank has adopted a Drug Abuse Policy to prohibit employees from illegally using, possessing, distributing, or manufacturing drugs, or being under the illegal influence of drugs, while working or while on PNC property.

         CONSEQUENCE OF VIOLATION

         Employees who violate the Drug Abuse Policy (including the refusal to take a drug screening test) will be subject to disciplinary action.

         A summary of the Drug Abuse Policy is attached as Exhibit 3. PNC's Drug Abuse Policy is available from your market HR representative.

         2.09.2   ALCOHOL ABUSE

         FUNDAMENTAL PRINCIPLE

         The use of alcohol can have wide-ranging effects in the workplace, including declining job performance and diminished safety of co-workers and clients. For this reason, PNC prohibits any use of alcohol that may affect your fitness for work, the safety of co-workers or the public, your job performance or any operation of PNC.


         2.09.3   PERSONAL FINANCES

         EMPLOYEE RESPONSIBILITIES

         Because one of the primary functions of PNC Bank is the efficient and effective management of money, you must demonstrate trustworthiness and financial responsibility. You are expected to maintain your personal account relationships and financial affairs in the same responsible manner that is expected of clients and to manage debts in relation to income and net worth. Abuse of employee checking accounts, credit cards or loans obtained through PNC Bank is not in the best interest of PNC Bank and may result in revocation of these privileges.

         In addition, you must use your expense account in accordance with the guidelines set forth in the Employee Expense Reimbursement Guide, available from your market HR representative, as well as the standards set forth in the Code.



         2.09.4   SOLICITATION

         FUNDAMENTAL PRINCIPLE

         You are prohibited from soliciting other employees on behalf of any cause or organization during working time (that is, when the soliciting employee or the receiving employee is required to be performing work duties) or in client areas. Examples of prohibited solicitation include raffles, lotteries or memberships. You are also prohibited from distributing advertising materials, handbills, literature or other materials which are not prepared, supplied or approved by PNC, on PNC premises during working time or in any work area or any area where clients are routinely present to transact any business with PNC.

         It will not be a violation of this policy, however, if the solicitation or distribution is part of a campaign officially approved or sponsored by PNC, such as United Way.

         Non-employees of PNC are prohibited from soliciting or distributing literature on behalf of any cause or organization at any time on any of PNC's premises.



         2.10     POLITICAL CONTRIBUTIONS

         PROHIBITIONS

         PNC cannot make direct or indirect contributions to political candidates or office holders.

         You should abide by the following:

              o no payment or thing of value may be made or given by or on behalf of PNC to any political party, candidate for public office in relation to his or her candidacy, or to any committee or group formed to support a party or candidate.

              o PNC will not reimburse you for personal political contributions.

              o you may not use PNC facilities or equipment in connection with any federal, state, or local election.

              o you may not participate in political activities during your working hours or on PNC property. For example, branch offices may not be used by candidates running for election for fund raisers or other activities related to running for office.

              o if you are a foreign national, you may not make a contribution in connection with any election (federal, state or local) or make a contribution to a PNC-affiliated political action committee. This prohibition does not apply to U.S. citizens living outside the United States. If you are not a U.S. citizen and if you have not been lawfully admitted for permanent residence in the United States, you should not make any political contributions, directly or indirectly, without first checking with the Director of Compliance.

         PERMITTED ACTIVITIES

         Except as prohibited by Rule G-37 of the Municipal Securities Rulemaking Board ("MSRB") and other related policies of PNC discussed below, the following activities are permissible:

              o you may use your own funds to make contributions to political parties, candidates, or political action committees;

              o you may participate in volunteer political activities during non-working time and away from PNC premises, as long as you do not use any PNC resources in connection with your activities; and

              o PNC may make its facilities available to an affiliated political action committee ("PAC") for PAC-related functions, including speeches by political candidates. In addition, PNC may absorb administrative or other expenses incurred by an affiliated PAC.

         ADDITIONAL RULES FOR CERTAIN EMPLOYEES

         Employees of PNC Securities Corp, PNC Brokerage Corp, and certain other PNC employees associated with municipal securities or municipal finance, are subject to the following rules by MSRB Rule G-37 and PNC policies:

              o you may not make contributions to PACs affiliated with PNC or PACs controlled by any municipal finance professional.

              o you may not participate in the management of any PACs affiliated with PNC.

              o YOU MUST OBTAIN PRIOR WRITTEN APPROVAL FOR ANY POLITICAL CONTRIBUTIONS TO CANDIDATES OR PACS. CONTACT YOUR COMPLIANCE DEPARTMENT OR CONSULT THE PNC POLICY IMPLEMENTING RULE G-37 FOR MORE INFORMATION ON OBTAINING APPROVAL.

              o you must limit any contributions to $250 per election and per candidate, and you may only make contributions to candidates for whom you are eligible to vote.

              o you may not make any direct or indirect political contribution for the purpose of influencing the award of municipal securities business to PNC.

         A copy of the PNC policy implementing MSRB Rule G-37 is located in the PNC Securities Corp and PNC Brokerage Corp Compliance Manuals.



         2.11     LOBBYING

         Specific laws apply to lobbying activities undertaken on behalf of PNC. You may obtain a summary of these laws and a copy of PNC's lobbying policy from the Director of Compliance.



         2.12     OTHER MATTERS

         CRIMES, SUSPECTED CRIMES, AND DISHONEST ACTS REPORTING REQUIREMENTS

         PNC Bank must file information with law enforcement agencies under certain circumstances when criminal acts involving PNC Bank have occurred or are suspected. If you have knowledge of a mysterious disappearance or loss or an unexplained shortage, or know or suspect that any criminal, dishonest, or fraudulent act has occurred that may affect PNC, its employees, officers or clients, you should immediately use any of the Reporting Procedures set forth in Section 1.03 of the Code.

         FIDELITY BOND COVERAGE

         PNC holds a fidelity bond that covers all employees of PNC. The bond coverage for any employee may end as soon as PNC learns of any dishonest or fraudulent act that was or may have been committed by the employee at any time, whether or not the act was committed while in PNC's employment.

         BONDING REQUIREMENT

         If an employee does not meet the standard for bonding, employment usually must be terminated. To comply with the bonding requirements and other requirements imposed by law, PNC reserves the right to investigate the personal history of any applicant or employee, including any law enforcement records.

         CONVICTIONS INVOLVING DISHONESTY OR BREACH OF TRUST

         Any person who at any time:

              o has been convicted of or plead guilty to any criminal offense involving dishonesty or breach of trust or money laundering; or

              o has agreed to enter into a pretrial diversion or similar program in connection with a prosecution for such an offense is prohibited from participating, directly or indirectly, in any manner in the conduct of the affairs of any PNC bank without prior written consent from the appropriate regulatory agency.

         CONSEQUENCES OF VIOLATION

         If any employee or officer of a PNC Bank is convicted of or pleads guilty to such an offense or enters into a pretrial diversion or similar program to avoid such a conviction, employment will be terminated in the absence of consent from the appropriate regulatory agency.

         2.13     MEDIA INQUIRIES

         MEDIA INQUIRIES

         You may be contacted by the media for information concerning PNC's position on various matters. You must always direct these inquiries to the Public Relations Department.

         PROHIBITIONS

         You also may not give information to the media about PNC activities, the activities of other employees, PNC clients or suppliers without the consent of the Public Relations Department. PNC (through the Public Relations Department) will speak out on issues of importance to PNC when appropriate. PNC will not, nor should you, without the consent of the Public Relations Department, identify clients or provide client information or do the following:

              o   comment on actions of any other company, entity or person;

              o comment on issues that are in litigation or under governmental review;

              o   discuss financial projections;

              o discuss plans, programs, products, or operations that have not been announced publicly;

              o   provide testimonials or endorsements; or

              o   describe the content of regulatory examination reports.



         2.14     RECORDKEEPING POLICY

         PNC maintains a record retention policy in accordance with legal, regulatory, and appropriate business requirements.

         PROHIBITIONS

         You may not dispose of or destroy any records that document or record the business of PNC, except in accordance with PNC's record retention policy.


         If there is threatened or pending litigation, an administrative charge, a subpoena or other legal process, or if a government audit or review is in process, you must not dispose of or destroy any relevant records.

         Intentional destruction of records to avoid disclosure is prohibited.

         QUESTIONS

         If you have questions about record retention, ask your supervisor. Supervisors may direct their questions to the Corporate Records Retention Coordinator.

         2.15     ACCOUNTING PRACTICES/FOREIGN CORRUPT PRACTICES ACT

         REQUIREMENTS

         PNC has established internal accounting controls and recordkeeping policies to meet legal and business requirements, including the following:

              o all business transactions and payments will be recorded accurately in supporting records;

              o no unrecorded fund or asset of PNC will be established or maintained for any reason;

              o the use or transfer of PNC funds for any purpose that would be in violation of any law or regulation or that would be improper is prohibited; and

              o the accounting records of PNC, and any public record, must be complete, accurate, and in reasonable detail, and no false, artificial, or misleading entries will be made for any reason.

         FOREIGN CORRUPT PRACTICES ACT OF 1977

         Any dealings that you may have with an official of a foreign government, a foreign political party or party official, or candidate for foreign political office, must comply with the requirements of the Foreign Corrupt Practices Act of 1977, as amended. The Act also applies to officials of public international organizations.

              o   This law requires the use of proper accounting procedures.

              o You are prohibited from giving or promising anything of value to such foreign officials for the purpose of influencing any act or decision of the official in his/her official capacity, or to obtain or retain business, or direct business to, any person. Violations may result in criminal penalties.

         All laws of the applicable foreign country must be obeyed.



         2.16     BANK SECRECY/MONEY LAUNDERING CONTROL ACT

         POLICY

         It is the policy of PNC Bank to have an effective Bank Secrecy Act
         (BSA) and anti-money laundering program. You are responsible for knowing and carrying out your responsibilities under the company's BSA polices and procedures. In particular, you must be aware of your responsibility regarding:

              o requirements to report cash transactions on Currency Transaction Reports (CTRs);

              o the company's systems and procedures to avoid being used by persons who are laundering money through the bank from drug activities and other illegal activities;

              o   "Know Your Customer" procedures; and

              o the procedures to identify a client's suspicious activities and transactions and to report such matters to Security Services.

         Your market's BSA Compliance Officer should be contacted regarding any BSA questions or concerns.



         2.17     COMMUNITY REINVESTMENT ACT/FAIR LENDING

         POLICY

         It is the policy of PNC to respond to the credit needs of the communities in which it has facilities, including those of low and moderate income neighbor-hoods. In addition, each PNC Bank is expected to devote human and financial resources, consistent with safe and sound banking practices, to the solution of community problems.

         It is the policy of PNC Bank to conduct its business in accordance with fair lending laws. It is your responsibility to treat all clients fairly.

         A copy of the Corporate Community Reinvestment Act (CRA) and Fair Lending Compliance Statements may be obtained from your Compliance Department representative or market CRA Officer.



         2.18     SAFETY, HEALTH AND ENVIRONMENT

         COMPLIANCE REQUIREMENT

         You must comply with safety and health requirements governed by federal, state, and local laws. You have a responsibility:

              o   to follow safe operating procedures;

              o   to promote your own and your co-workers' health; and

              o to encourage regard for the environment among fellow employees and in the community.

         FIREARMS PROHIBITION

         You are not permitted to possess firearms or other dangerous weapons on PNC premises, in PNC-owned vehicles or on work time, unless this is required as part of your job.

         HOW TO REPORT

         Reports of any actual or potential safety, health, or environmental problems should be reported using the Reporting Procedures set forth in
         Section 1.03 of the Code.

                                        ----------

         This Code reflects principles PNC intends to abide by. It is not necessarily a statement of the law and in many instances may go beyond what the law and industry practice require. This Code is not intended to result in the imposition of legal liability on PNC, or on any employee or any person who becomes subject to provisions of the Code, if such liability would not exist under law or regulations in the absence of the Code.

         You are responsible for complying with the Code. This Code, however, does not, nor should it be construed to, imply an employment contract between you and PNC.


         EXHIBIT 1: FORMS

         Copy of the Notification/Approval Form


         EXHIBIT 2: INSIDER TRADING

         SUMMARY OF REQUIREMENTS

         This chart summarizes certain rules described in PNC Financial Services Group, Inc.'s Insider Trading Policy (the "Policy"). It is intended to be used as a reference to help you in your compliance with the Policy. However, you should not use this summary in place of the Policy because, in addition to containing more detailed information on the rules summarized below, the Policy contains other rules and standards on topics that are not included in the summary. THE POLICY ALSO APPLIES TO THE FOLLOWING MEMBERS OF YOUR IMMEDIATE FAMILY: YOUR SPOUSE, MINOR CHILDREN, OLDER CHILDREN WHO LIVE IN YOUR HOUSEHOLD OR WHO RELY PRIMARILY ON YOU FOR FINANCIAL SUPPORT, AND ANY OTHER RELATIVES (BY BLOOD, MARRIAGE, OR OTHERWISE) LIVING IN YOUR HOUSEHOLD. YOU ARE RESPONSIBLE FOR THESE FAMILY MEMBERS' COMPLIANCE WITH THE POLICY, AND YOU MUST SEEK APPROVAL OF AND REPORT THEIR PERSONAL SECURITIES TRANSACTIONS IN ACCORDANCE WITH THIS POLICY AS IF SUCH TRANSACTIONS WERE FOR YOUR OWN ACCOUNT.

         -----------------------------------------------------------------------
         SECURITIES TRANSACTIONS RESTRICTIONS FOR ALL EMPLOYEES, DIRECTORS AND FAMILY MEMBERS:
         -----------------------------------------------------------------------
         o If you are aware of material, non-public information concerning any issuer or its securities, including but not limited to PNC, you are prohibited from buying, selling, or recommending securities of that issuer. Nor may you disclose such information to others except as set forth in this Policy.
         -----------------------------------------------------------------------
         o You are prohibited from conducting the following activities regarding PNC securities:

            o transactions in any derivative of a PNC security, including but not limited to puts, calls, and options (other than stock options granted by PNC), subject to certain exceptions for employees who received PNC securities in connection with an acquisition day trading (buying and selling the same security during one calendar day)

            o short selling (selling the securities at a specified price and on a specified date without owning the securities on the trade date)
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         PRE-CLEARANCE APPROVAL/REPORTING REQUIREMENTS FOR RESTRICTED EMPLOYEES AND THEIR FAMILY MEMBERS:
         -----------------------------------------------------------------------
         o Restricted Employees include members of the senior officer committee (as of the date of this Policy, the Marketing Committee), Section 16 officers, designated employees of Mergers and Acquisitions, and other employees designated by the Director of Corporate Compliance.
         -----------------------------------------------------------------------
         o If you are a Restricted Employee, you must obtain the approval of the Corporate Secretary or designate before buying or selling PNC securities (including securities issued by PNC affiliates that are publicly traded), changing elections or making intra-plan transfers involving PNC securities or phantom shares, using PNC securities to secure a loan (including a margin account), or making a gift of PNC securities. Subject to certain exceptions, before buying or selling any publicly traded security other than securities issued by PNC or a PNC affiliate you must pre-clear through the Insider Transaction Authorization System. You also must provide to Corporate Compliance periodic statements at least quarterly of purchases or sales of any publicly traded securities.
         -----------------------------------------------------------------------
         PRE-CLEARANCE APPROVAL/REPORTING REQUIREMENTS FOR OUTSIDE DIRECTORS AND THEIR FAMILY MEMBERS:
         -----------------------------------------------------------------------
         o Members of the Boards of Directors of PNC and PNC Bank, National Association must obtain the approval of the Corporate Secretary or designate before buying or selling PNC securities (including securities issued by PNC affiliates that are publicly traded), using PNC securities to secure a loan (including a margin account), making a gift of PNC securities, or reallocating investments within the Directors Deferred Compensation Plan. You must also have your broker(s) send duplicate copies of confirmations of all your purchases and sales of PNC securities (including securities issued by PNC affiliates) to the Corporate Secretary, and report to the Corporate Secretary within 7 calendar days any trade in PNC securities that was made other than through a broker.
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         OTHER PRE-CLEARANCE APPROVAL/REPORTING REQUIREMENTS:
         -----------------------------------------------------------------------
         o As a supplement to this Policy, there are special policies and procedures on personal securities transactions that are applicable to certain business units within PNC. Employees of these business units are subject to additional requirements as set forth in the special policies for their business unit, which may include pre-clearance and/or reporting requirements. You will be informed if you are in a business unit that has special policies applicable to you.
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         SECURITIES OF CLIENTS
         -----------------------------------------------------------------------
         o Employees of "Designated Units" are prohibited from purchasing or selling client securities. You will be informed if you are in a Designated Unit.
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         SECURITIES OF AFFILIATES:
         -----------------------------------------------------------------------
         o Certain PNC employees may be subject to different or additional restrictions with respect to their transactions in securities issued by PNC affiliates that are publicly traded companies. You will be informed of any such restrictions if they are applicable to you.
         -----------------------------------------------------------------------



         PNC INSIDER TRADING POLICY

         INTRODUCTION

         The purpose of this Insider Trading Policy ("Policy") is to further compliance by PNC Financial Services Group, Inc. ("PNC") and its subsidiaries, employees, and directors with the federal securities laws and regulations. The Policy is designed not only to protect us from civil or criminal liability under these laws, but also to protect our reputation for integrity.

         The Code of Ethics contains additional standards with respect to confidential information, and should be read in conjunction with this Policy. Further, your business unit may impose additional requirements. You may also be subject to Office of the Comptroller of the Currency requirements for fiduciary activities, Securities and Exchange Commission requirements, and other requirements of various self-regulatory organizations.

         Certain of the following standards and rules are, of necessity, general in nature. In practice, there may be situations that warrant exceptions or interpretations that must be approved by the General Counsel's office of PNC ("General Counsel").

         If you have questions regarding the Policy, you should contact the Director of Corporate Compliance or the General Counsel. Further, if you suspect a violation of this Policy, you should contact the Director of Corporate Compliance or the General Counsel, or use any of the reporting procedures set forth in the PNC Code of Ethics.

         You are required to be familiar with and abide by this Policy. You must read it carefully and retain it. New employees will be required to certify in writing that they understand and will comply with the Policy. From time to time employees may also be asked to re-certify in writing that they have followed the Policy.

         References to "PNC" apply to PNC Financial Services Group, Inc. and all organizations directly or indirectly under its control. References to an "affiliate" apply to the organization under the control of PNC with which an employee or director is associated.

         WHAT IS "INSIDER TRADING"?

         "Insider trading" generally involves the purchase or sale of securities while aware of material, non-public information ("inside information"). A person who communicates inside information (a "tipper") to another person (a "tippee") may also be liable if the tippee purchases or sells a security while aware of such information.

         Penalties for insider trading violations are substantial. Civil penalties may be as high as three times the profit gained or loss avoided as a result of an unlawful purchase or sale of a security. For controlling persons who knowingly or recklessly fail to take appropriate measures designed to prevent the occurrence of insider trading violations, civil penalties of up to the greater of three times the profit gained or loss avoided or $1,000,000 may be imposed. In addition, criminal fines and jail terms may be imposed.


         WHAT IS "MATERIAL INFORMATION"?

         Material information generally means information relating to a company that issues securities (an "issuer"), such as information about its business operations or securities, the public dissemination of which would likely affect the market price of any of its securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell, or hold such securities.


         WHAT IS "NON-PUBLIC INFORMATION"?

         Information that has not been disclosed to the public is generally non-public. To show that information is public, there must be evidence that it is widely disseminated. Information would generally be considered widely disseminated if it has been disclosed, for example on the Dow Jones broad tape, news wire services such as AP or Reuters, radio or television; or in newspapers or magazines, or public disclosure documents filed with the Securities and Exchange Commission, such as prospectuses, proxy statements, and periodic reports.


         EXAMPLES OF INSIDE INFORMATION

         It is impossible to provide a complete list of information that may constitute inside information, but it may include:

         o  Unpublished financial reports or projections;

         o Information about current, proposed, or contemplated transactions, business plans, financial restructurings, or acquisition targets;

         o  Dividend increases or decreases;

         o  Extraordinary borrowings or liquidity problems;

         o Material defaults under agreements or actions by creditors, clients, or suppliers relating to a company's credit standing;

         o Proposed or contemplated issuance, redemption, or repurchase of securities or stock splits;

         o Significant expansions or contractions of operations, including acquisitions, mergers, divestitures, and joint ventures, and purchases or sales of substantial assets;

         o  Major new product developments;

         o Significant increase or decrease in business or information about major contracts;

         o Institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings; and

         o  Developments regarding a company's senior management.


         STATEMENT OF GENERAL POLICY APPLICABLE TO ALL EMPLOYEES
         AND DIRECTORS

         The following rules relate to your personal securities transactions. For purposes of these rules, your personal securities transactions include the securities transactions of your immediate family members, and the securities transactions of accounts in which you or your immediate family members have a beneficial interest or over which you or your immediate family members exercise investment discretion or control. If you or an immediate family member exercises investment discretion or control over non-related customer accounts in the normal course of employment responsibilities, those accounts are not subject to the pre-clearance and reporting requirements described below. However, transactions in such accounts may be subject to review by audit or compliance personnel.

         Immediate family members consist of your spouse, any minor children, older children living in your household, older children who rely primarily on you for financial support, and any other relatives (by blood, marriage, or otherwise) living in your household. THE PERSONAL SECURITIES TRANSACTIONS OF YOUR IMMEDIATE FAMILY MEMBERS ARE SUBJECT TO THIS POLICY. YOU ARE RESPONSIBLE FOR THEIR TRANSACTIONS BEING IN COMPLIANCE WITH THESE RULES, AND YOU MUST PRE-CLEAR AND REPORT THEIR PERSONAL SECURITIES TRANSACTIONS AS IF SUCH TRANSACTIONS WERE FOR YOUR OWN ACCOUNT.

         1. GENERAL PROHIBITION ON INSIDER TRADING:

            o If you are aware of inside information concerning an issuer or its securities, including but not limited to PNC, you are prohibited from buying, selling, or recommending securities of that issuer. You also may not disclose such information to any other person, unless:

                  o that person is employed by PNC and has a need to know such information in connection with his or her employment or supervisory responsibilities;

                  o that person is employed by an outside firm (such as a law, accounting, or investment banking firm) retained by PNC and needs to know the information in connection with the service to be provided by the firm to PNC; or

                  o  disclosure is otherwise authorized by the General Counsel.

            o Once the inside information is released to the public and has been widely disseminated, then you may buy, sell, or recommend securities of that issuer unless otherwise restricted in this Policy.

            o Unless you are sure that information is not inside information, you should presume that it is or consult with the General Counsel.

         2. SPECIAL RULES REGARDING PNC FINANCIAL SERVICES GROUP, INC.
            SECURITIES:

            o You are prohibited from purchasing or selling PNC securities beginning 15 days before the end of a calendar quarter until the second business day after PNC releases its earnings results for that quarter (the "Blackout Period"). This prohibition does not include exercising with cash or already-owned PNC securities an option on PNC securities granted by PNC and holding the underlying securities received as a result of the option exercise. All pending purchase and sale orders regarding PNC securities that could be executed during a Blackout Period must be canceled before the beginning of the Blackout Period.

            o You are prohibited from engaging in transactions in any derivative of PNC securities, including but not limited to puts, calls, and options. You are also prohibited from day trading (buying and selling the same securities during one calendar day) and short selling (selling the securities at a specified price on a specified date without owning the securities on the trade date) PNC securities. The receipt or exercise of an option grant or other derivative security pursuant to a PNC compensation plan is not a violation of the Policy.

               NOTE: THERE IS A LIMITED EXCEPTION TO THE PROHIBITION ON DERIVATIVE TRANSACTIONS FOR EMPLOYEES WHO HAVE RECEIVED PNC SECURITIES IN CONNECTION WITH AN ACQUISITION. THIS EXCEPTION IS NOT AVAILABLE TO PNC EXECUTIVE OFFICERS WHO ARE SUBJECT TO
               SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934. YOU WILL BE INFORMED IF THIS EXCEPTION APPLIES TO YOU. IF THIS EXCEPTION
               APPLIES:

               o YOU MAY SELL OR "WRITE" COVERED CALL OPTIONS, OR PURCHASE PROTECTIVE PUTS (EITHER ALONE OR IN COMBINATION, AS, FOR EXAMPLE, IN ESTABLISHING A COLLAR), PROVIDED THAT SUCH DERIVATIVE INSTRUMENTS RELATE ONLY TO THE NUMBER OF PNC SHARES YOU ORIGINALLY ACQUIRED IN CONNECTION WITH THE ACQUISITION.

               o YOU MAY NOT ENTER INTO THESE TRANSACTIONS DURING A BLACKOUT PERIOD OR AT ANY TIME WHEN YOU ARE AWARE OF INSIDE INFORMATION REGARDING PNC.

               o YOU MUST REMAIN "COVERED" (THAT IS, YOU MUST NOT SELL THE UNDERLYING PNC SHARES WITH RESPECT TO WHICH YOU HAVE ENTERED INTO THE DERIVATIVE TRANSACTION) AT ALL TIMES DURING THE TERM OF THE DERIVATIVE INSTRUMENT.

               o YOU MAY NOT EXERCISE ANY SUCH INSTRUMENT DURING A BLACKOUT PERIOD OR AT ANY TIME WHEN YOU ARE AWARE OF INSIDE INFORMATION REGARDING PNC. (THE EXERCISE BY A COUNTERPARTY TO SUCH A DERIVATIVE TRANSACTION WOULD NOT BE DEEMED TO VIOLATE THIS RESTRICTION.)

            o If you fail to meet a margin call or otherwise default on a loan secured by PNC securities, and the PNC securities are liquidated during a Blackout Period or while you are aware of inside information, you may be deemed to be in violation of this Policy.


         PRE-CLEARANCE AND REPORTING REQUIREMENTS

         Restricted Employees and Directors (each as defined below) are subject to additional pre-clearance and reporting requirements. If you are subject to these requirements, under no circumstance may you effect a transaction in any securities while you are aware of inside information, even if you have received pre-clearance. The ultimate responsibility for determining whether you have inside information rests with you. Pre-clearance of any particular transaction under this Policy will not necessarily protect you from liability under the laws prohibiting insider trading.

         RESTRICTED EMPLOYEES

         Restricted Employees include members of PNC's senior officer committee (the Marketing Committee, as of the effective date of this Policy), executive officers who are subject to the reporting requirements of
         Section 16 of the Securities Exchange Act of 1934, designated employees of Mergers and Acquisitions, and other employees designated by the Director of Corporate Compliance. You will be informed if you have been designated a Restricted Employee.

         If you are a Restricted Employee, you must obtain the approval of the Corporate Secretary or designate before:

            o buying or selling PNC securities and securities issued by PNC affiliates that are publicly traded companies,

            o making changes in elections or intra-plan transfers involving PNC securities or phantom shares under any PNC compensation or benefit plan,

            o using PNC securities to secure a loan (including a margin account), or

            o  making a gift of PNC securities.

         You must also pre-clear through the Insider Transaction Authorization System before buying or selling any publicly traded security other than securities issued by PNC or a PNC affiliate.

         If you are a Restricted Employee, you must have your broker(s) send periodic statements at least quarterly of all of your purchases and sales of publicly traded securities to Corporate Compliance at the same time the broker sends such statements to you. In addition, you must provide periodic statements at least quarterly to Corporate Compliance of all of your purchases and sales of publicly traded securities other than through a broker-dealer.

         The pre-clearance and reporting requirements do not apply to security transactions involving open-end mutual funds (such as money market funds), unit investment trusts, and U.S. government or federal agency obligations; reinvestment of dividends pursuant to an issuer's dividend reinvestment plan (but do apply to additional voluntary purchases or sales effected through such a plan); purchases of PNC securities under the Employee Stock Purchase Plan; or other situations where the Director of Corporate Compliance determines that pre-clearance or reporting is not necessary.

         OUTSIDE DIRECTORS

         Members of the Boards of Directors of PNC and PNC Bank, National Association must obtain the approval of the Corporate Secretary before:

            o buying or selling PNC securities and securities issued by PNC affiliates that are publicly traded companies,

            o using PNC securities to secure a loan (including a margin account),

            o  making a gift of PNC securities, or

            o reallocating investments within the Directors Deferred Compensation Plan.

         If you are a director, you must have your broker(s) send duplicate copies of trade confirmations of all of your purchases and sales of PNC securities (and PNC affiliates' publicly traded securities) to the Corporate Secretary at the same time the broker sends confirmations to you. In addition, you must report to the Corporate Secretary any transaction in PNC securities other than through a broker-dealer not later than 7 calendar days after such transaction.

         The pre-clearance and reporting requirements do not apply to the reinvestment of dividends pursuant to PNC's dividend reinvestment plan (but do apply to additional voluntary purchases or sales effected through the plan).



         OTHER PRE-CLEARANCE AND REPORTING REQUIREMENTS

         A business unit may have or adopt policies governing the personal securities transactions of some or all of the employees of that business unit. For example, certain fiduciary, investment advisory, securities brokerage, and similar business units have supplemental policies governing the personal securities transactions of their employees. Such additional restrictions may include the pre-clearance of securities transactions or reporting requirements. You will be informed if you are in a business unit that has special policies applicable to you, and you will be required to be familiar with and abide by these policies.


         SECURITIES OF CLIENTS

         Employees of certain business units ("Designated Units") are prohibited from purchasing or selling securities of their clients. Employees will be informed if they are in a Designated Unit to which this restriction applies.

         If you are in a designated unit and acquired securities of a client in a transaction permitted by the Insider Trading Policy in effect before this Policy, or before commencing employment in your business unit, you may continue to hold such securities, but may not acquire any additional securities of that client. You must disclose this investment to your business unit manager and Corporate Compliance, and must obtain clearance from your business unit manager and Corporate Compliance before selling any such client securities.


         SECURITIES OF AFFILIATES

         Certain PNC employees may be subject to different or additional restrictions with respect to their transactions in securities issued by PNC affiliates that are publicly-traded companies. You will be informed of any such restrictions if they are applicable to you.


         INFORMATION BARRIERS

         Because PNC is a diversified financial institution, one business unit may have inside information about an issuer while another business unit that does not have such information may wish to buy or sell that issuer's securities or recommend a purchase or sale of such securities. Information Barriers are policies and procedures designed to separate business units that are likely to receive inside information from business units that purchase, sell, or recommend the purchase or sale of securities. Information Barrier policies and procedures will be implemented for each applicable business unit.


         POLICY PRESENTATION

         A video tape that includes a summary of insider trading laws and review of this Policy will be shown to each new employee of PNC. All new employees will be required to certify in writing that they have seen or listened to the video tape, understand this Policy, and will comply with the rules and standards set forth in this Policy. Existing employees may from time to time also be required to provide a written certification that they have followed this Policy. Periodically, the rules set forth in this Policy will be reviewed with all employees through meetings, internal communications and publications, or other means.


         AUDIT

         The General Auditor of PNC has the authority to audit compliance with this Policy and the policies of the business units. Each employee must cooperate with such an audit, including requests to provide documentation.


         NONCOMPLIANCE

         If you fail to comply with this Policy (including the refusal to re-certify compliance with it upon request or cooperate with an audit), you will be subject to disciplinary action, which could include termination of employment. In addition, apparent or suspected violations of laws applicable to PNC's business may be reported to appropriate authorities.

         This Policy is not intended to result in the imposition of legal liability that would not exist in the absence of the Policy.



         EXHIBIT 3: DRUG ABUSE POLICY SUMMARY

         SUMMARY

         We are committed to promoting and maintaining a drug-free workplace. An employee's illegal use of drugs interferes with effective and safe job performance, which is a matter of company concern. For this reason, it is our policy to prohibit employees from illegally using, possessing, distributing, selling or manufacturing, or being under the illegal influence of drugs while working or while on company property.

         "Drugs" refer to, but are not limited to, controlled substances and any potentially mind-altering chemicals. This includes, but is not limited to, depressants (barbiturates); stimulants (amphetamines); cocaine; narcotics (opiates, such as heroin, morphine and codeine); hallucinogens (PCP, LSD); methadone, marijuana and other cannabinoids; legally obtainable drugs, with prescriptions (Darvon, Valium, Librium); and over-the-counter drugs.

         According to the PNC Bank Drug Abuse Policy, a job applicant who is offered employment must successfully pass a drug screening test as a condition of employment. Failure to pass the test will render the offer null and void. In addition, an employee may be asked to submit to a drug screening test where there is reason to believe that he or she may have violated the Drug Abuse Policy. Further, in the future, drug screening tests may be conducted on those employees whose jobs are of a sensitive nature and whose use of drugs, therefore, would pose a risk to the company or the security or safety of co-workers and the public.

         We have developed procedures and guidelines for determining whether to require an employee to take a drug test. The procedures include possible consultation with designated legal and Human Resources personnel and/or a medical evaluation. Because employees will only be required to take a test when there is reasonable cause to believe that the employee may have violated the Drug Abuse Policy, and after specified procedures have been followed, the employment of an employee who refuses to take a drug test will be terminated.

         All drug screening tests will be conducted by an independent, certified toxicology laboratory, and all test results will be reviewed by an independent Medical Review Officer.

         We have the right to search all company property assigned to employees and personal possessions brought onto company property or premises. The privacy of employees will be preserved to the extent possible.

         Employees who violate the Drug Abuse Policy will be subject to disciplinary action up to and including employment termination.


         Employees are encouraged to seek help with any drug abuse problem and are reminded of the availability of the various corporate benefit programs. Any eligible employee may voluntarily participate in a recognized drug rehabilitation and/or other appropriate counseling program to treat an existing drug use problem provided that he or she has not previously violated the Drug Abuse Policy. In that event, admitting to drug use and participating in a drug rehabilitation and/or other appropriate counseling program will not be considered a violation of the Drug Abuse Policy as long as the employee successfully completes the program and agrees to be subject to random drug screening tests for a period of two years and one month following initiation of the program.

         Any employee who participates in a drug rehabilitation and/or counseling program, whether voluntarily or as a result of disciplinary action, will be subject to random drug screening tests for a period of two years and one month following initiation of the program.

         Employees who are convicted in a court of law or plead guilty to the use, possession, manufacture, distribution and/or sale of drugs occurring on company premises are required to notify us in writing within five days of such conviction or plea.

         Notwithstanding the foregoing, management has the right to take whatever disciplinary action it deems advisable, and deny any or all benefits under the Drug Abuse Policy, if such employee has violated any other PNC Bank and/or company policy or procedure.

         Any employee who wishes to review the PNC Bank Drug Abuse Policy should contact his or her market Human Resources representative.



         EXHIBIT 4: PNC BANK ELECTRONIC MEDIA POLICY

         INTRODUCTION

         PNC Bank ("PNC") employees have access to and use one or more forms of electronic media, for example, e-mail products such as OfficeVision and Lotus Notes, online services, the Internet, the World Wide Web, PNC Intranet, and electronic devices such as cellular phones and facsimile machines. PNC encourages proper use of these media because they make communication more efficient and effective and because they are valuable sources of information.

         The purpose of this Electronic Media Policy ("Policy") is to summarize key elements of what constitutes the proper use of electronic media by PNC employees. The Policy applies to your use of all electronic media and services when:

            o  accessed on, or from, company premises;

            o accessed using company computers, facsimile machines or other equipment;

            o using PNC's leased or purchased services (E.G., the PNC corporate network, the company's Internet connection or external service providers); or

            o the media is used in a manner that identifies the employee with PNC Bank (E.G., you join a chat room or publish a comment on the Internet referencing PNC).

         You should be aware that the Policy applies even when using your own personal computer, cellular phone or other resources, if one of the above factors applies.

         This Policy is part of the PNC Bank Code of Ethics. Other PNC policies and procedures may also be applicable and should be considered.


         ELECTRONIC MEDIA: COMPANY PROPERTY AND BUSINESS USE

         Electronic media and services are resources provided by the company to facilitate company-related business. Employees need to demonstrate a sense of responsibility and good judgment, just as with any company resource.

            o You may not create, scan, fax, download, copy, or send articles, jokes, stories, chain letters and other similar items of personal interest to another employee, person or entity.

            o You may not use e-mail products for any purpose unrelated to performance of your job duties, such as to sell raffle tickets or tickets to personal dinner events, UNLESS DIRECTED BY YOUR SUPERVISOR OR MANAGER. Solicitations are governed by PNC's solicitation policy (ss.2.09.4, CODE OF ETHICS)

            o You may never use electronic (or any other) media to communicate offensive, harassing, pornographic or other inappropriate material.

         Should you have questions on what is appropriate business use of electronic media, please contact your supervisor, your Human Resources representative or any other Key Contact as set forth in the Addendum to PNC's Code of Ethics.


         SOFTWARE AND COPYRIGHTS

         Only software developed, owned or licensed by PNC Bank may be installed on PNC computing resources and used for the purpose of promoting PNC's business. All employees are required to comply with software copyright laws and licensing agreements. UNAUTHORIZED DUPLICATION OF LICENSED SOFTWARE AND DOCUMENTATION IS STRICTLY PROHIBITED.


         ELECTRONIC MEDIA PRIVACY

         PNC Bank does not guarantee the privacy of communications transmitted over company established electronic media links. You should assume such communications are not private, and you should observe the CONFIDENTIALITY section of the PNC Bank Code of Ethics (ss. 2.01). Especially with cellular phones, you should assume that a third party may have the opportunity to overhear your conversation. Your use of electronic media, and the content of your communications, is subject to monitoring by PNC for operational, maintenance, security, business, legal or regulatory reasons.

         SYSTEM SECURITY

         PNC policies regarding system security are set forth in PNC'S INFORMATION SECURITY POLICY MANUAL; detailed Internet security controls and design requirements are provided at ss. 1100, No. 1104. Important considerations you should be aware of:

            o Any business requirement resulting in file transfers over the Internet must be approved by your cost center manager. ALL FILES DOWNLOADED FROM THE INTERNET MUST BE FROM "KNOWN" RELIABLE SOURCES AND MUST BE SCANNED WITH PNC BANK STANDARD ANTI-VIRUS SOFTWARE.

            o You may not use the Internet to communicate sensitive or confidential information unless management approved encryption standards are implemented. The CONFIDENTIALITY section of the Code of Ethics (ss.2.01) should be observed in any communications using electronic media.

            o Access to the Internet from company resources (I.E., from PNC equipment or through PNC employees) must be approved through secured corporate gateways, approved and configured in accordance with PNC Information Technology Services standards. PASSWORDS MAINTAINED ON INTERNET-BASED SYSTEMS MUST BE DIFFERENT FROM PASSWORDS USED ON PNC BANK SYSTEMS.

            o Certain Internet browsers and other similar technologies which are used to access World Wide Web-based resources and services, include the ability to store information locally in files that can be retained for an indefinite period. Browsers must be configured to ensure that any "temporary" information used during online sessions is not permanently stored on local user computers.

         You should be aware that the network services and World Wide Web sites can identify individuals and companies accessing their services, and can and do monitor access and usage.


         PNC PRODUCTS AND SERVICES: PUBLIC RELATIONS AND CUSTOMER INTERACTION

         Products and services provided by PNC, regardless of the media used, are subject to a variety of legal and regulatory restrictions applicable to such matters as advertising, product and service availability, costs and fees, and disclosures and descriptions. Existing guidelines regarding product functions and features need to be complied with by all employees. THE POLICIES AND PROCEDURES THAT GOVERN EMPLOYEE BEHAVIOR REGARDING CUSTOMER CONTACT ARE APPLICABLE TO ALL INTERACTIONS VIA ELECTRONIC MEDIA.

            o Employees should not use their status as PNC employees to set forth opinions, comments or information that may be contrary to PNC's interests. THEREFORE, PARTICIPATION IN ONLINE CHAT ROOMS AND PUBLICATION OF INFORMATION INVOLVING PNC MUST BE CONDUCTED WITH CARE. YOU MAY NOT USE COMPANY RESOURCES TO CREATE YOUR OWN PESONAL WEB SITE.

            o Any negative or misleading information found on electronic media concerning PNC Bank should be referred to Public Relations immediately. Individual employees should not respond to such items.

            o The standards for the Internet apply the same basic, corporate identity standards as those used in print which meet the objectives of visual clarity and consistency.

            o Lines of business creating a PNC Intranet must observe corporate standards, including those defined for the PNC logo.

         The Public Relations Department should be consulted if you have any questions.

         ENFORCEMENT

         In today's business environment, electronically distributed information can be transmitted much more quickly than in the past, so it is important to use caution and abide by the above principles in all stages of the use of electronic media.

         Any employee found to be abusing the privilege of company-facilitated access to electronic media or devices is subject to disciplinary action, which may include termination of employment. Please speak to your supervisor or manager if you have any questions or contact the resources identified above. You may also use your KEY CONTACTS AND REFERENCE GUIDE in your CODE OF ETHICS ADDENDUM to help you reach the appropriate person at PNC to assist you.


         (Note - there is no Exhibit 5)

         EXHIBIT 6: PNC STOCK OWNERSHIP POLICY


           (POLICY REGARDING OWNERSHIP OF STOCK IN PUBLICLY HELD SUBSIDIARIES)

         PURPOSE

         This is the stock ownership policy contemplated by Section 2.05.8 of the PNC Code of Ethics. The purpose of this policy is to avoid conflicts of interest or the appearance of conflicts of interest on the part of PNC personnel who are responsible for the relationship or transactions between PNC and its publicly held subsidiaries, while promoting ownership of stock in PNC and its publicly held subsidiaries.


         SCOPE

         This policy applies to PNC personnel who act, and exercise decision-making authority, on behalf of PNC with respect to the relationship or transactions between PNC and its publicly held subsidiaries. This policy does not apply to directors, officers and employees of a publicly held subsidiary whose principal employment or relationship is with that subsidiary.


         DEFINITIONS

         1. For purposes of this policy, PNC includes PNC Financial Services Group, Inc. and its subsidiaries other than the publicly held subsidiary in question.

         2. PNC personnel includes directors, officers and employees of PNC Financial Services Group, Inc. and any of its subsidiaries other than persons whose principal employment or relationship is with the publicly held subsidiary in question.

         3. Publicly held subsidiary means any entity in which PNC Financial Services Group, Inc. directly or indirectly owns at least 25% of the outstanding capital stock or other equity interest and that is subject to periodic reporting requirements under the federal securities laws.


         RELATIVE OWNERSHIP REQUIREMENT

         PNC personnel within the scope of this policy shall not acquire or hold an equity interest in a publicly held subsidiary of PNC that materially exceeds in value such person's equity interest in PNC Financial Services Group, Inc.

         Your equity interest will be based for this purpose on the fair market value of securities (including phantom stock units) owned directly or indirectly through employee benefit or deferred compensation plans, owned beneficially through trusts or other vehicles, or that may be acquired upon exercise of stock options, whether exercisable or not.

         Your equity interest includes securities owned by your spouse, any minor children, older children living in your household, older children who rely primarily on you for financial support, and other relatives (by marriage or otherwise) living in your household.


         MONITORING REQUIREMENTS

         PNC personnel within the scope of this policy should monitor their compliance with this Policy.

         PNC personnel subject to this policy have 90 days from discovering an instance of noncompliance to reestablish compliance with this policy, unless an exception is granted or, under applicable insider trading policy or law, securities transactions to reestablish compliance are restricted in this time frame. In the latter event, compliance must be reestablished promptly after such restriction lapses.


         QUESTIONS

         Questions regarding this policy should be directed to PNC's General Counsel or Corporate Secretary.



         EXHIBIT 7: PNC POLICY FOR EMPLOYEES HOLDING DIRECTOR AND OFFICER
                    POSITIONS IN OUTSIDE PROFIT AND NON-PROFIT ORGANIZATIONS

         INTRODUCTION

         The purpose of the PNC Policy for Employees Holding Director and Officer Positions in Outside Profit and Non-Profit Organizations ("Policy") is to establish certain rules and procedures for employees who hold or are considering taking a position as a director, trustee, officer or other similar position in a for-profit or non-profit corporation or other organization outside of PNC ("director/officer positions"). This Policy applies to all outside director/officer positions you currently hold as well as to any future positions and should be read together with the entire PNC Code of Ethics. It is your responsibility to understand and comply with this Policy and the PNC Code of Ethics.

         If you have any questions regarding this Policy, you should contact your manager, your Human Resources (HR) representative, the Corporate Ethics Office, or any of the Key Contacts identified in the Addendum to the PNC Code of Ethics. References to "PNC" apply to The PNC Financial Services Group, Inc. and/or its subsidiaries.

         SERVING AT THE REQUEST OF PNC

         Employees will be deemed to be serving in a director/officer position in an organization outside of PNC AT THE REQUEST OF PNC only if they obtain written approval from the CEO or the Vice Chairman of The PNC Financial Services Group, Inc. (or in the case of the CEO or the Vice Chairman, from the Board of Directors or its Corporate Governance Committee).

         NOTE: "AT THE REQUEST OF PNC" MEANS AT THE REQUEST OF THE PNC ENTITY BY WHICH THE EMPLOYEE IS EMPLOYED UNLESS OTHERWISE SPECIFIED ON THE WRITTEN APPROVAL FORM.


         APPROVAL REQUIREMENTS IF YOU ARE SERVING AT THE REQUEST OF PNC

         Employees who are asked to serve in a director/officer position in an outside organization AT THE REQUEST OF PNC must submit the "Form for Approval to Serve AT THE REQUEST OF PNC" to the Corporate Ethics Office. Prior to submission for final approval by the CEO or the Vice Chairman, the request must first be approved by the employee's Manager, Business CEO or Director of Staff Function, and Business HR Manager (as applicable). You can obtain a copy of this Form from PNC's internal website, from your HR representative, or from the Corporate Ethics Office.

         The CEO or the Vice Chairman will be deemed to be serving AT THE REQUEST OF PNC if the outside director/officer position is approved by The PNC Financial Services Group, Inc. Board of Directors or its Corporate Governance Committee.

         Approvals for all such requests will be based on the best interest of PNC. Approvals will be reviewed annually by the CEO or Vice Chairman or, in the case of the CEO or the Vice Chairman, by the Corporate Governance Committee, and may be modified or withdrawn at any time.

         Employees will be considered for possible coverage in their capacity as outside directors/officers under PNC's directors and officers liability insurance policy and for possible indemnification by the applicable PNC entity only with respect to outside director/officer positions approved as being AT THE REQUEST OF PNC in accordance with this Policy, subject in each case to applicable law and governing documents. Any exceptions must be approved by the CEO or the Vice Chairman of The PNC Financial Services Group, Inc. (or, in the case of the CEO or the Vice Chairman, by the Board of Directors or its Corporate Governance Committee).

         PUBLIC OFFICE DIRECTORS/OFFICERS

         Employees considering or accepting a director/officer position that is also a public office position (such as school board director) must comply with the PNC Public Office Policy, which is Exhibit 8 to the PNC Code of Ethics.


         ALL OTHER OUTSIDE DIRECTOR/OFFICER POSITIONS

         Employees otherwise wishing to serve in a director/officer position in an outside organization are not required to provide notification or to obtain approval from PNC. However, the fOLLOWING RULES APPLY:

         1. You may not serve if the outside organization is a PNC competitor.

         NOTE: FOR PURPOSES OF THIS POLICY, A COMPETITOR MEANS ANY ORGANIZATION, WHEREVER LOCATED, THAT ENGAGES IN ANY OF THE SAME BUSINESSES AS PNC. FURTHER, IF AN OUTSIDE ORGANIZATION IS OR HAS A BANK, THRIFT OR OTHER DEPOSITORY ORGANIZATION ANYWHERE WITHIN ITS GROUP OF AFFILIATES, ALL MEMBERS OF THAT GROUP ARE CONSIDERED COMPETITORS.

         2. You may not serve if your involvement with the outside organization would interfere with or impede your ability to perform your job duties and responsibilities at PNC.

         3. You may not serve if your involvement with the outside organization would create a conflict with, or be reasonably perceived as conflicting with, the interests of PNC. If you accept a director/officer position in an outside organization and a conflict of interest (actual or perceived) develops, you may be required to leave the outside organization or to resign your position with PNC.

         4. Under certain circumstances, you may not serve if PNC holds an equity interest in the outside organization. It is your responsibility to ask the outside organization if PNC holds such an interest. If so, you must contact the Corporate Ethics Office to determine whether or not you may accept the director/officer position.

         NOTE: EQUITY HELD BY PNC INCLUDES EQUITY HELD FOR PNC'S OWN ACCOUNT AND EQUITY PNC HOLDS AS A TRUSTEE OR OTHER FIDUCIARY. EQUITY INTERESTS MAY ALSO INCLUDE OPTIONS, CONVERTIBLE DEBT AND OTHER INSTRUMENTS.

         CERTAIN ADDITIONAL RESPONSIBILITIES

         By serving as a director/officer in an outside organization, you will also have certain responsibilities to that organization. You should be sure that you understand and comply with those responsibilities.

         There may be occasions where contracts or transactions involving PNC are discussed or decided by that outside organization (E.G., the outside organization is interested in obtaining a loan from PNC or in engaging PNC as a trustee of a plan, program or fund, such as a pension plan or an endowment fund). In these instances, after disclosing your relationship with PNC, you should not participate in such discussions or in the decision-making process. If you are a director of the outside organization, you should ask the Board secretary to reflect in the meeting minutes that you did not participate in the discussions and did not vote on that matter because of your relationship with PNC.

         DATA COLLECTION

         PNC may collect information related to director/officer positions held by PNC employees in outside organizations from you for marketing or other business purposes. Neither a request for information related to outside director/officer positions nor an employee response to such a request will mean or imply that the employee is serving in such position(s) AT THE REQUEST OF PNC.

         EXCEPTIONS

         Any exceptions or amendments to this Policy must be approved by the PNC Ethics Policy Committee or the Director of Compliance or as otherwise provided in this Policy.


         EXHIBIT 8: PNC PUBLIC OFFICE POLICY


         INTRODUCTION

         The purpose of the PNC Public Office Policy ("Policy") is to establish certain rules for employees who campaign for or seek appointment to a public office, who serve as public officials, or who serve as members of another candidate's political campaign committee ("public office positions"). This Policy applies to all public office positions you currently hold as well as to any future positions and should be read together with the entire PNC Code of Ethics. It is your responsibility to understand and comply with this Policy and the PNC Code of Ethics.

         If you have any questions regarding this Policy, you should contact your manager, your Human Resources (HR) representative, the Corporate Ethics Office, or any of the Key Contacts identified in the Addendum to the PNC Code of Ethics. References to "PNC" apply to The PNC Financial Services Group, Inc. and/or its subsidiaries.

         GENERAL RULES

         SERVICE IN A PUBLIC OFFICE POSITION IS NOT AT THE REQUEST OF PNC. EMPLOYEES WISHING TO SERVE IN A PUBLIC OFFICE POSITION ARE NOT REQUIRED TO PROVIDE NOTIFICATION TO OR OBTAIN APPROVAL FROM PNC. HOWEVER, THE FOLLOWING RULES APPLY.

         o  GENERAL

            o You may not serve if your involvement would interfere with or impede your ability to perform your job duties and responsibilities at PNC.

            o You may not serve if your involvement would create a conflict with, or be reasonably perceived as conflicting with, the interests of PNC. If you accept a public office position and a conflict of interest (actual or perceived) develops, you may be required to leave your public office position or to resign your position with PNC.

            o You may not represent or act on behalf of PNC in connection with any matter or transaction between PNC and your campaign, the governmental entity you serve, or the campaign of any other political candidate for which you are a member of the political campaign committee.


         o WHILE YOU ARE CAMPAIGNING FOR OR SEEKING APPOINTMENT TO A PUBLIC OFFICE OR SERVING AS A MEMBER OF ANOTHER CANDIDATE'S POLITICAL CAMPAIGN COMMITTEE

            Before beginning a campaign for public office or accepting such position, you must receive confirmation from the solicitor or other counsel for the governmental entity that your service as a public official would not prevent PNC from doing business with that governmental entity. All correspondence concerning campaign business, including but not limited to, campaign fundraising, must be on campaign letterhead exclusively and may not contain any reference to your status as a PNC employee other than to factually state your employment history.

            o You may not engage in campaign business during working hours. To avoid any appearance of sponsorship or endorsement, PNC's name may not be used in any campaign material or in any fundraising activities, other than to factually state your employment history.

            o You may not take a paid leave of absence to work on your or another candidate's campaign, except earned vacation time. If you take an unpaid leave of absence, either you or the campaign must promptly reimburse PNC for any benefits (E.G., insurance) provided by PNC to you during that leave of absence.

            o You may not solicit contributions from any employee of PNC Capital Markets or any other PNC employee without first obtaining preclearance from the PNC Legal Department.

            o Your campaign (or the campaign you are serving) may not use PNC's facilities, equipment, supplies or personnel in connection with the campaign effort. Volunteer efforts conducted after working hours off PNC premises are permitted, but PNC equipment and supplies may not be used in such efforts.

            o You may not direct or coerce any PNC employee to provide services to a campaign, or make the provision of such services a condition of employment. You may not ask PNC employees to work on your or another candidate's campaign, even on a volunteer basis, unless you have obtained preclearance from the PNC Legal Department.

            o PNC does not make political contributions to any candidate or campaign committee. You must therefore avoid any circumstance involving the use of PNC facilities or personnel that could be interpreted as an in-kind corporate contribution to the campaign.

         o  WHILE SERVING AS A PUBLIC OFFICIAL

            o You may not solicit business between PNC and any governmental entity of which you are a public official.

            o If at any time you are contemplating a change in your PNC duties that would involve the municipal securities business undertaken by a PNC affiliate, you must have your situation reviewed by the PNC Legal Department before accepting any such position.

         CERTAIN ADDITIONAL RESPONSIBILITIES

         By serving as a public official, you will also have certain responsibilities to the governmental entity you serve. You should be sure that you understand and comply with those responsibilities.

         There may be occasions where contracts or transactions involving PNC are discussed or decided by the governmental entity you serve. In these instances, after disclosing your relationship with PNC, you should not participate in such discussions or in the decision making process.

         DATA COLLECTION

         PNC may collect information related to public office positions held by PNC employees from you for various business purposes. Neither a request for information related to public office positions nor an employee response to such a request will mean or imply that the employee is serving in such position(s) AT THE REQUEST OF PNC.

         EXCEPTIONS

         Any exceptions or amendments to this Policy must be approved by the PNC Ethics Policy Committee or the Director of Compliance.


         KEY CONTACTS AND REFERENCE GUIDE


         Under the PNC Bank Code of Ethics, the Reporting Procedures outlined in the Code provide a number of individuals to contact to assist you regarding notifications, prior approvals, report a potential Code violation or a concern, or any questions regarding the Code. The Key Contacts and Reference Guide lists those persons you will be dealing with most frequently regarding Code matters and how to contact them, as well as resource materials and how to obtain them. You are encouraged to call anyone with whom you feel comfortable.

         KEY CONTACTS

---------------------------------------------------------------------------------------------------------------
 BUSINESS                         NAME                 PHONE                 FAX                MAILSTOP
---------------------------------------------------------------------------------------------------------------
HUMAN RESOURCES/ EMPLOYEE RELATIONS REPRESENTATIVES
EMPLOYEES WORKING IN:
---------------------------------------------------------------------------------------------------------------
 BlackRock                 Robert P. Connolly      (212) 409-3743       (212) 409-3744        XX-R345-30-1
---------------------------------------------------------------------------------------------------------------
 Corporate
 Bank/Treasury
 Management                     Jim Popp           (412) 768-2378       (412) 762-3985        P2-PTPP-02-1
---------------------------------------------------------------------------------------------------------------
 Employees in Other
 Areas                     Linda K. Williamson     (412) 762-5413       (412) 762-2256        P2-PTPP-02-1
---------------------------------------------------------------------------------------------------------------
 Regional Community Bank     Theresa Kiwior         570-961-6174         570-961-6340         N1-NADM-04-A
---------------------------------------------------------------------------------------------------------------
 PNC Advisors                  Vic Orriola          412-768-5983         412-762-3142         P1-POPP-29-1
---------------------------------------------------------------------------------------------------------------
 TPS
---------------------------------------------------------------------------------------------------------------
 Staff Services               Marilyn Crump        (412) 762-2193       (412) 762-2256        P2-PTPP-02-1
---------------------------------------------------------------------------------------------------------------
SECURITY SERVICES
---------------------------------------------------------------------------------------------------------------
 PNC Bank Helpline:       1-800-937-4445 When calling, select option #2 (Security Services), then select #4
                          (Incident Reporting)
---------------------------------------------------------------------------------------------------------------
 Director of Corporate       John P.Ericksen       (412) 762-7761       (412) 762-0726        P2-PTPP-06-1
 Security Services
---------------------------------------------------------------------------------------------------------------
CORPORATE COMPLIANCE:  For Any Matter Under the Code
---------------------------------------------------------------------------------------------------------------
 Director, Corporate
 Compliance/Risk
 Management &
 Administrator
 of the Code                   Eva T. Blum         (412) 762-2748       (412) 705-0829        P1-POPP-22-2
---------------------------------------------------------------------------------------------------------------
 Senior Compliance
 Manager                   Michelle O. Manning     (412) 762-8234       (412) 705-0829        P1-POPP-22-2
---------------------------------------------------------------------------------------------------------------
 Code of Ethics Manager        Peg Holmes          (412) 762-8205       (412) 705-0829        P1-POPP-22-2
---------------------------------------------------------------------------------------------------------------
  GENERAL COUNSEL: For Any Matter Under the Code
---------------------------------------------------------------------------------------------------------------
     General Counsel         Helen P. Pudlin       (412) 762-7987       (412) 762-5920        P1-POPP-21-1
                                                   (215) 585-5174       (215) 585-8564        F5-F012-02-7
---------------------------------------------------------------------------------------------------------------



REFERENCE GUIDE

PNC BANK CODE OF ETHICS FORMS

All Code Forms are available on PNC's Intraweb, Lotus Notes, or from your Human Resources Department. Sample copies of the Forms are attached as Exhibit 1 to the Code.

--------------------------------------------------------------------------------
 FORM                                           DESCRIPTION
--------------------------------------------------------------------------------
 Notification/Approval      Form This Form is used to provide notification or
 (Exhibit 1A)               obtain approval under the Code. You should follow
                            the instructions on the reverse side. MATTERS WHICH
                            REQUIRE NOTIFICATION OR PRIOR APPROVAL ARE
                            SUMMARIZED IN SECTION 1.02 OF THE CODE.
--------------------------------------------------------------------------------
Form for Approval           This Form is used to obtain all necessary approvals
to Serve at the Request     in accordance with the PNC Policy for Employees
of PNC (Exhibit 1-B)        Holding Director and Officer Positions in Outside
                            Profit and Non-Profit Organizations (attached as
                            Exhibit 7 to the Code).
--------------------------------------------------------------------------------